SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 ____________________________________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

MOUNTAIN BANCSHARES, INC. __________________________________________________ (Exact name of registrant as specified in its charter)

Georgia __________________________________ (State of incorporation or organization)	43-1965029 _________________________________ (I.R.S. employer identification no.)

6602 Highway 53 East Dawsonville, Georgia _________________________________ (Address of principal executive offices)	30534 __________________________________ (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box [ X ]

Securities Act registration statement file number to which this form relates: ______________________________________________________ (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered ___________________________ None	Name of each exchange on which each class is to be registered ______________________________ None

Securities to be registered pursuant to Section 12(g) of the Act: Common stock, $5.00 par value.

This registration statement contains a total of 3 pages. Certain exhibits are incorporated in this registration statement by reference to the registrant's Registration Statement on Form SB-2, as amended (Registration No. 333-100741).


Item 1. Description of Registrant's Securities to be Registered

The registrant incorporates by reference herein the description of the registrant's common stock, $5.00 par value per shares, appearing under the caption, "Description of Common Stock of the Company," as contained in the registrant's Registration Statement on Form SB-2 (Registration No. 333-100741), as amended. The registrant's articles of incorporation and bylaws are filed as Exhibits 3.1 and 3.2, respectively, to the aforesaid Registration Statement.

Item 2. Exhibits

The following exhibits are filed as part of the registration statement.

2(a)	Registrant's articles of incorporation[1]
2(b)	Registrant's bylaws.[2]

________________________________

[1]	Incorporated herein by reference to Exhibit 3.1 of the registrant's Registration Statement on Form SB-2, as amended (Registration No. 333-100741).
[2]	Incorporated herein by reference to Exhibit 3.2 of the registrant's Registration Statement on Form SB-2, as amended (Registration No. 333-100741).


SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 29, 2004	MOUNTAIN BANCSHARES, INC. By: s/Lynn Barron Lynn Barron Chief Financial Officer
